UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020
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PhaseBio Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement.
Co-Development Agreement with SFJ Pharmaceuticals
On January 9, 2020, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into a co-development agreement (the “Agreement”) with SFJ Pharmaceuticals X, Ltd., an SFJ Pharmaceuticals Group company (“SFJ”), pursuant to which SFJ will provide funding to the Company to support the global development of PB2452 as a reversal agent for the antiplatelet drug ticagrelor in major bleeding and surgery situations (the “Indication”).
Under the Agreement, SFJ has agreed to pay the Company up to $120 million to support the clinical development of PB2452. SFJ will pay the Company an initial $10 million within 45 days after the later of (i) the effective date of the Agreement, and (ii) the date that the Company obtains the consent of Silicon Valley Bank (“SVB”) to grant SFJ a security interest in all of the Company’s assets, including intellectual property owned or controlled by the Company that is necessary for the manufacture, use or sale of PB2452 (the “PB2452 Intellectual Property”). SFJ will pay the Company up to an additional $80 million in six equal quarterly payments beginning with the quarter ending September 30, 2020 through the quarter ending December 31, 2021, and up to an additional $30 million upon the achievement of specified clinical development milestones with respect to the Company’s planned Phase 3 clinical trial of PB2452.
During the term of the Agreement, the Company will have primary responsibility for clinical development and regulatory activities for PB2452 in the United States and the European Union, while SFJ will have primary responsibility for clinical development and regulatory activities for PB2452 in China and Japan and will provide clinical trials operational support in the European Union. The Company has agreed to use commercially reasonable efforts to conduct and complete its Phase 3 clinical trial of PB2452 and to file a biologics license application or its foreign equivalent (each, a “BLA”) within specified timelines with each of the United States Food and Drug Administration (the “FDA”) and the European Medicines Agency (the “EMA”). The Company and SFJ will form a joint steering committee to oversee and manage the collaboration, including the Company’s Phase 3 program and the regulatory process.
If the FDA approves a BLA for PB2452, the Company has agreed to pay to SFJ an initial payment of $5 million and an additional $325 million in the aggregate in seven additional annual payments (the “US Approval Payments”). If the EMA or the national regulatory authority in certain European countries approve a BLA for PB2452, the Company will pay SFJ an initial payment of $5 million and an additional $205 million in the aggregate in seven additional annual payments (the “EU Approval Payments”). The majority of the US Approval Payments and the EU Approval Payments will be made from the third anniversary to the seventh anniversary of regulatory approval in the applicable jurisdiction. If either the Pharmaceuticals and Medical Devices Agency (the “PMDA”) of Japan or the National Medical Products Administration (the “NMPA”) of China approves a BLA for PB2452, the Company will pay SFJ an initial payment of $1 million and then an additional $59 million in the aggregate in eight additional annual payments (the “Japan/China Approval Payments”), with the majority of the payments to be made from the fifth anniversary to the eighth anniversary of regulatory approval. The Japan/China Approval Payments will only be paid once regardless of receipt of Regulatory Approval in both Japan and China. The US Approval Payments, EU Approval Payments and Japan/China Approval Payments will be proportionately adjusted in the event that the actual funding from SFJ is lower or greater than $120 million. The Company will not be obligated to make the US Approval Payments if it does not receive regulatory approval for PB2452 from the FDA, the EU Approval Payments if it does not receive marketing approval for PB2452 from the EMA or the national regulatory authority in certain European countries or the Japan/China Approval Payments if marketing approval for PB2452 is obtained neither from the PMDA nor from the NMPA.

Within 120 days following approval of a BLA for PB2452 in one of the jurisdictions described above, the Company has the right, at its option, to make a one-time cash payment to SFJ to buy out all or a portion of the future unpaid approval payments for such jurisdiction (i.e., the US Approval Payments, EU Approval Payments or Japan/China Approval Payments, as applicable) for a price reflecting a mid-single-digit discount rate. Within 120 days following a change of control of the Company, the Company or its successor has the right, at its option, to make a one-time cash payment to SFJ to buy out all or a portion of the future unpaid approval payments in any of the jurisdictions in which a BLA for PB2452 was approved prior to the change of control for a price reflecting a mid-single-digit discount rate, provided that SFJ has not previously assigned the right to receive such payments to a third party (in which event the Company or its successor shall not have such right).
Under the Agreement, the Company granted SFJ a security interest in all of the Company’s assets, including the PB2452 Intellectual Property. In connection with the grant of the security interest, the Company agreed to certain affirmative and negative covenants, including restrictions on the Company’s ability to pay dividends, incur additional debt or enter into licensing transactions with respect to the PB2452 Intellectual Property. In addition, the Company has agreed that the security interest granted to SFJ will be a first-priority security interest, subject only to the lien of SVB for the Company’s existing indebtedness to SVB.
Upon execution of the Agreement, the Company issued to SFJ a ten-year warrant exercisable for 2,200,000 shares of the Company’s common stock at an exercise price per share equal to the greater of $5.00 or 120% of the volume weighted average closing price of the Company’s common stock over the 30 consecutive trading days preceding the date of execution of the Agreement. The warrant is exercisable as follows: (i) 1,100,000 shares may be exercised at any time after the effective date of the Agreement, provided that SFJ may not sell such exercised shares until one year after such effective date, and (ii) the remaining 1,100,000 shares may be exercised at any time at SFJ’s election if the results of the Company’s Phase 3 trial meet the interim primary endpoint as set forth in the Phase 3 trial protocol.
In the event that (i) the Company fails to pay any amounts payable to SFJ under the Agreement within a specified time period, (ii) the Company is in default of its obligations (subject to certain exclusions) under its November 2017 exclusive license agreement (the “MedImmune License”) with MedImmune Limited, a wholly owned subsidiary of AstraZeneca (“MedImmune”), or (iii) either (a) the Company determines it is probable that it will be unable to meet its obligations as they become due within one year after the date that the Company’s financial statements for the then-current quarter are issued, or available to be issued or (b) a “going concern” footnote is included in any of the Company’s financial statements, and, in either case ((a) or (b)), fails to remedy such going concern condition as specified in the Agreement, SFJ may elect to have the Company’s business related to PB2452 transferred to SFJ (such events (i), (ii) or (iii), the “Potential Program Transfer Events”). If the Company’s business related to PB2452 is transferred to SFJ, the Company will not share in any revenues from the commercialization of PB2452 until SFJ has received a 300% return on its investment in PB2452, after which the Company will be entitled to a mid-single-digit royalty on net sales of PB2452 in the United States and certain European countries, and after SFJ has received an aggregate 500% return on its investment in PB2452, the Company will be entitled to a mid-single-digit royalty on net sales of PB2452 in the rest of the world.
The Agreement expires upon the payment of all approval payments owing to SFJ, unless earlier terminated. The Agreement may be terminated by the Company at will at any time after SFJ has paid or incurred a total of $60 million of PB2452 development costs and before receipt of any BLA approval for PB2452 from the FDA, the EMA, the PMDA or the NMPA. SFJ may terminate the Agreement (i) upon the occurrence of a material adverse event, as defined in the Agreement, (ii) upon a change of control of the Company, (iii) if (a) the Company is enjoined from further developing or commercializing PB2452 in any of the United States, certain European countries, China, Japan or Hong Kong or (b) the future value of PB2452 is materially adversely affected due to (1) certain third party patents that would be infringed by the manufacture, use, sale, offer for sale or import of PB2452 in any of the United States, certain European countries or China, Japan or Hong Kong or (2) invalidity or unenforceability of all patent rights controlled by the Company covering PB2452 for the Indication in any of the United States, certain European countries, Japan, China or Hong Kong ((a) or (b), an “Adverse Patent Impact”), if the Company does not cure the Adverse Patent Impact within six months of notice from SFJ, or (iv) if SFJ disagrees with certain decisions made by the Company as part of the joint steering committee. The Agreement may be terminated by either party (i) upon a material breach of the Agreement by the other party, (ii) if PB2452 fails to receive regulatory approval from at least one of the FDA, the EMA, the PMDA or the NMPA after completion of the Phase 3 trial of PB2452, submission of BLAs to such agencies and the use of commercially reasonable efforts to obtain approval of such BLAs, (iii) if the Phase 3 trial of PB2452 is completed or terminated and either (a) the primary endpoint in the Phase 3 trial is not achieved or (b) SFJ reasonably determines that the results of the trial do not support regulatory approval, (iv) upon the bankruptcy of the other party, (v) if the independent data monitoring committee for the Phase 3 trial of PB2452 recommends termination of the trial for safety or health reasons or for futility or the parties mutually agree that a material health or safety concern exists, or (vi) upon a breach by the other party involving improper payments or a violation of anti-corruption policies, unless such breach can be cured without having a materially adverse impact on the probability of completing clinical trials of PB2452 or obtaining regulatory approval for PB2452.
In certain instances, upon the termination of the Agreement, the Company will be obligated to pay SFJ a multiple of the amounts paid or incurred by SFJ under the Agreement, including specifically:
(i) 300% of such amounts (1) in the event that SFJ terminates the Agreement due to a material uncured breach of the Agreement by the Company or the bankruptcy of the Company, (2) if the Company terminates the Agreement at will prior to the first regulatory approval of PB2452, or (3) if the Agreement is terminated due to a safety concern and such termination either (a) arose from the gross negligence of the Company, or (b) is due to a serious safety issue that was known to the Company on the date of the Agreement but the data demonstrating such serious safety issue were not disclosed to SFJ or publicly known prior to the date of the Agreement,
(ii) 150% of such amounts if SFJ terminates the Agreement (1) upon a change of control of the Company or (2) upon a breach involving improper payments or a violation of anti-corruption policies by the Company, unless such breach can be cured without having a materially adverse impact on the probability of completing clinical trials of PB2452 or obtaining regulatory approval for PB2452,
(iii) 100% of such amounts in the event of a termination due to an Adverse Patent Impact and
(iv) 100% of such amounts plus an amount reflecting interest on such amounts at an annual rate of 25% in the event of termination by SFJ due to disagreement with certain decisions made by the Company as part of the joint steering committee.
In addition, if following termination of the Agreement, the Company continues to develop PB2452 and obtains BLA approval in the United States, the European Union, Japan or China, it will make the applicable approval payments for such jurisdiction to SFJ as if the Agreement had not been terminated, less any payments made upon termination, except that if the Company terminates the Agreement for SFJ’s failure to make any payment to the Company when due, or SFJ terminates the Agreement due to a material adverse event, as defined in the Agreement, then the Company’s obligation to make such approval payments would be reduced by 50%.
The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the terms of the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Amendment to MedImmune License
In connection with the execution of the Agreement, the Company, MedImmune and SFJ entered into an amendment (the “Amendment”) on January 9, 2020, pursuant to which MedImmune consented to the Company’s assignment of the MedImmune License and transfer of the Company’s business related to PB2452 to SFJ in connection with the occurrence of any Potential Program Transfer Events described above and as specified in the Agreement. The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the terms of the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Item 7.01 Regulation FD Disclosure.
On January 10, 2020, the Company issued a press release announcing the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 10, 2020, titled "PhaseBio Announces Financing and Co-Development Collaboration with SFJ Pharmaceuticals® for PB2452.”

Forward-Looking Statements
Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s collaboration with SFJ and the timing of any payments thereunder. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether the collaboration with SFJ will be successful; whether the Company will receive all of the contemplated funding under the collaboration; whether the Company’s clinical trials will be fully enrolled and completed when anticipated; whether preliminary or interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials of PB2452 will be indicative of results that will be generated in the Company’s Phase 3 trial or any future clinical trials; whether PB2452 will successfully advance through the clinical trial process on a timely basis, or at all; whether the results of such clinical trials will warrant regulatory submissions; whether PB2452 will receive approval from the FDA, EMA, PMDA or the NMPA; and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 filed with the Securities and Exchange Commission and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: January 10, 2020	By:	/s/ John Sharp
John Sharp
Chief Financial Officer